                         AGREEMENT OF PURCHASE AND SALE

         THIS AGREEMENT OF PURCHASE AND SALE is entered into as of 6-18, 1998, by and between Fleetmax Corp. ("Buyer") and SONOMA HOLDING CORP, an Illinois Corporation ("Seller") and the entities listed on Schedule A attached hereto and made a part hereof.

                                    ARTICLE I

                   SALE OF STOCK AND ASSUMPTION OF LIABILITIES

         SECTION 1.01 SALE OF STOCK

         (a) PURCHASED STOCK OF SCHEDULE A ENTITIES. At the closing (as defined below), Seller shall sell, assign, transfer, convey and deliver to Buyer and Buyer shall accept and purchase all of Seller's right, title, and interest in and to all stock of Seller existing at the close of business on the day of the Closing and reflected on the Schedule A, together with all their respective assets, properties and rights acquired by Seller of a similar nature since the date of said Schedule A, less such assets, properties and rights as may have been disposed of since said date in the ordinary course of business.

         (b) LETTER OF INTENT. Subject to the above is the Letter of Intent (marked Exhibit A and attached hereto) executed on 5-1-1998, setting forth the proposed terms of the proposed transaction, which Letter is being incorporated in this Agreement.

The Seller will receive the consent of 2/3 of the shares outstanding of the Seller, and further provided that 5 days prior written notice is sent to Seller's shareholders describing the action taken and informing each shareholder of his or her right to dissent. This Agreement has been duly executed and delivered by Seller and constitutes a Vail and binding obligation of Seller enforceable in accordance with its terms. The execution, delivery and performance by Seller of this Agreement does not and will not conflict with, or result in any violation of or default under, any provision of the Articles of Incorporation or Bylaws of Seller or ordinance, rule, regulation, judgement, order, decree, agreement, instrument or license applicable to Seller or to any of its respective properties or assets. No other consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Seller in connection with its execution, delivery or performance of this Agreement.

         (c) PURCHASED STOCK, INCLUDES ALL ASSETS AS SET FORTH HEREIN (THE "ASSETS"). Except for assets disposed of in the ordinary course of business and Excluded Assets, the Purchase Assets consist of all assets which have been used by Seller since May 1st, 1998; which are set forth on Schedule 2.01 ( c ) or provided fir in the financial statements described in Section 2.01 ( m ) of this Agreement.

         (d) TITLE TO PERSONAL PROPERTY. Except as set forth in Schedule 2.01
(d), Seller has good and markable title to all of the personal property included in the

         (1) ENVIRONMENTAL MATTERS. There have been no private or governmental claims, citations, complaints, notices of violation or letters made, issued to or threatened against Seller by any governmental entity or private or any other party for the impairment or diminution of, or damage, injury, or other adverse effects to, the environment or public health resulting, in whole or in part, from ownership, use or operation of any of Seller's facilities (whether owned or leased) which will be occupied or operated by Buyer as a result of the transactions contemplated hereby ( "the Property").

         Seller has duly complied with, and, to the best of Seller's knowledge, the Property is in compliance with, the provisions of all federal, state and local environmental, health and safety laws, codes, and ordinances and all rules and regulations promulgated thereunder.

         Seller has provides Buyer with true, accurate and complete copies of any written information in the possession of Seller which pertains to the environmental history of the Property, Seller shall also promptly furnish to Buyer true, accurate and complete copies of any sampling test results which may be obtained by Seller prior to the Closing from all environmental and/or health samples and tests taken at and around the Property.

         (m) FINANCIAL STATEMENTS. Seller has delivered to Buyer the balance sheet of the Seller at December 31, 1997, and for the 3 month period thereafter (at March 31, 1998) and the related statements of income for the respective 12 month period and 3 month period; respectively, then ended conformity with generally accepted accounting principles applied on consistent basis throughout the periods covered thereby and present fairly the financial position and the results of operations of Seller as of the dates and fir the period indicated. On or before the Closing, Seller shall deliver to Buyer monthly financial statements in a form reasonably satisfactory to Buyer for all monthly periods after December 31,1997 for which financial information is available, which financial statements shall be prepared on a consistent basis with the financial statements described above.

         (n) TAXES. There are no taxes on or measured by income or gross receipts or franchise, real and personal property, employment, excise, sales and use or other taxes of any kind properly to periods up to and including the Closing for which Buyer could be held liable which have not been or will not be paid by Seller. Seller has agreed to provide Buyer copies of tax returns duly filed by Seller for the past five (5) fiscal years within 10 days from the date of this Agreement.

         SECTION 2.02 REPRESENTATION AND WARRANTIES OF BUYER. Buyer represents and warrant to Seller as follows:

         (a) ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois.

         (b) BINDING OBLIGATION. Buyer has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. All corporate acts and other proceedings required to be taken by Buyer to authorize the execution, delivery and performance by Buyer of this Agreement and the transaction contemplated entitled to obtain; and shall not, in any manner, utilize any such information to Buyer's benefit or in any manner harmful to Seller.

         SECTION 4.02. EXPENSES. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred by Buyer or Seller in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs.

         SECTION 4.03. PRESS RELEASE. None of the parties hereto shall issue a press release or other publicly announcing the sale of the Purchased Assets or any other aspect of the transactions contemplated hereby without the prior written approval of the other party, unless such disclosure is required by applicable law.

                                    ARTICLE V

         SECTION 5.01 CONDITIONS TO EACH PARTY'S OBLIGATION. The respective obligations of each party hereunder shall be subject to the satisfaction prior to the Closing Date of the following conditions:

         (a) APPROVALS. All authorizations, consents, order or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been file, occurred or been obtained.

         (b) LEGAL ACTION. No action, suit or proceedings shall have instituted or threatened before any court or governmental body seeking to challenge or restrain the transactions contemplated hereby.

         SECTION 5.02. CONDITION OF OBLIGATIONS OF BUYER. The obligations of Buyer to effect the transactions completed hereby are subject to the following conditions unless waived by Buyer:

         (a) PERFORMANCE OF OBLIGATIONS OF SELLER. Seller shall have preformed all obligations required to be performed by its under the Agreement prior to Closing Date as though made on and as the Closing Date, and Buyer shall have received a certificate signed by the chief financial officer of Seller to such effect.

         (b) NO MATERIAL ADVERSE CHANGE. Since May 1st, 1998, there shall have been no material change in the financial condition, results of operations, business or assets of Seller.

         (c) CONSENTS AND ACTIONS. All requisite consents of any third parties to the transactions contemplated by this Agreement shall have been contemplated.

         (d) CLOSING DELIVERIES. Seller shall deliver, or cause to be delivered, to Buyer at or prior to the Closing the following Documents:

         (e) Such certificates, executed by officers of Seller, as Buyer may reasonably request.




                                   ARTICLE VI

                                INDEMNIFICATIONS

         SECTION 6.01. BUYER CLAIMS. Except as hereinafter set forth, Seller shall indemnify and hold harmless Buyer and its successors and assigns and its and their respective officers, directors, shareholders, employees and agents, against, and in respect of, any and all damages, claims, losses, liabilities and expenses, including, without limitations, reasonable legal, accounting and other expenses, which may arise out of any misrepresentation or other breach or violation of this Agreement by Seller; provided however, that the aggregate of all claims subject to indemnification hereunder only when the aggregate of all such claims exceeding $100,000, and only with respect to amounts by which the aggregate of all such claims such exceeds $100,000.

         SECTION 6.02 SELLER CLAIMS. Except as hereinafter set forth, Buyer shall indemnify and hold harmless Seller and its successors and assigns and its and their respective officers, directors, shareholders, employees and agents, and in respect of, any and all damages, claims. Losses; liabilities, and expenses, including, without limitation, reasonable legal, accounting and other expenses, which may arise out of any misrepenstation or other breach or violation of this Agreement by Buyer; provided, however, that the aggregate of all claims subject indemnification hereunder by Buyer shall not exceed $1,000,000, and provided, further, that Seller shall be entitled to indemnification hereunder only when, and only with respect to amounts by which, the aggregate of all such claims (excluding for this purpose legal, accounting and other expenses) exceeds $1,000,000, and only with respect to amounts by which the aggregate of all such claims exceeds $100,000.

         SECTION 6.04. DEFENSE OF THIRD PARTY CLAIMS. With respect to any claim or demand set forth in a Notice of Claim relating to a third party claim, the Indemnifying Party may defend, in good faith and at its expense, an such claim or demand, and the Indemnified Party, at its expense, shall have the right to participate in the defense of any such third party claim. So long as the Indemnifying Party is defending in good faith any such third party claim, the

Indemnified Party shall not settle or retain any employee except one who is under a contractual arrangement with the Seller in the date of Closing.



                                   ARTICLE VII

                       TERMINATION, AMENDMENT, AND WAIVER

         SECTION 7.01. TERMINATION. This Agreement may be terminated at any time prior to the Closing.

         (a) by mutual consent of Buyer and Seller;

         (b) by either Buyer or Seller if there has been a material misrepresentation or breach of covenant or agreement has not been promptly cured;

         (c) by Buyer if any of the conditions forth in Section 5.01 and 5.02 shall not have been satisfied before _____________, 1998 or such later date as Buyer and Seller shall mutually agree in writing:

         (d) by Seller if any of the conditions set forth in Section 5.03 shall not have been satisfied before _____________________, 1998 such later date as Buyer and Seller shall mutually agree in writing.

         SECTION 7.02 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.



                                  ARTICLE VIII

                          LABOR AND EMPLOYMENT MATTERS

         SECTION 8.01. BUYER'S EMPLOYMENT DECISIONS. Buyer agrees to offer e employment to such persons Buyer may deem necessary and is under no obligation to.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.01. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements in the Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing until the expiration of three years from the Closing Date, and, thereafter, to the extent a claim is made prior to such expiration with respect to any breach of such representation, warranty or agreement, until such claim is finally determined or settled.

         SECTION 9.02. SALES TAX. All sales and use taxes, if any, due under the laws of any state, any local governmental authority, or the federal government of the United States, in connection with the purchase and sale of the Purchased Assets shall be paid by Buyer.

         SECTION 9.03. COUNTERPARTS. This agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the counterpart.

         SECTION 9.04. GOVERNING LAW. This agreement shall be governed in all respects, including validity, interpretation and effect, by the internal law of the State of Illinois.

IN WITNESS WHEREOF, Buyer and Seller have executed this agreement as of the date first written above.

                                        Fleetmax Corp.


                                        By: /s/ Marvin Koenig President
                                           -------------------------------------
                                                 Name             Title


                                        SONOMA HOLDING CORP.

                                        By: /s/ Frank Contaldo
                                           -------------------------------------
                                                "Seller"  CEO


                                        SCHEDULE A ENTITIES

                                        U.S. Dell, Inc.

                                        By: /s/ Terrence L. Donati
                                           -------------------------------------



                                        Brighton Hill Enterprises Inc.

                                        By: /s/ Terrence L. Donati
                                           -------------------------------------


                                        Go-Go Gas for Less

                                        By: /s/ Terrence L. Donati
                                           -------------------------------------


                                        Randall Road Corp. (Dealers Special)

                                        By: /s/ Terrence L. Donati
                                           -------------------------------------


                                        Sonoma Management Co.

                                        By: /s/ Terrence L. Donati
                                           -------------------------------------

         1.) List of all loans for each company from balance sheet.

         2.) Equipment list for each company.

         3.) Schedule 2:10 Exceptions: none

         2.) Equipment list for each company.

         3.) Schedule 2:10 Exceptions: none

                           U.S. DELL, INC. TRUCK LIST

MAKE                   YR   ID NO #             LIC PLATE NO #
-------------------------------------------------------------

Chevy 1-Ton            93   1GBJC34K9PE182257   5931D
Ford E 350 Box Truck   87   1FDKE37HXHHC21024   5930D
Jamar Trailer          90   189F51629L5002790
Chevy Pick-Up          90   1GCDC14Z9LE174339   217154B
Chevy 30               95   1GBHG31KOSF241516   23059F
Dump Trailer           75   CS797
Cab Chass Stake Bed    88   1GDE5D1A7JV501568   8154D
Dodge                  94   2B7KB31Y5RK114581   7271-JCB
Dodge Dakota 4x4       97   1B7GG23X2VS132946   3343NB-B
Dodge 2500 Maxi-Van    96   2B7HB21Y7TK188015
Dodge Ram Van 3500     97   2B7KB31Z9VK542527
    Maxi-Van
Ford F250 Pick Up      96   1FTHF26H4TEB02323
GMC 3500 Box Truck     97   1GDHG31R4V1042570
GMC 3500 Box Truck     97

                                 MACHINERY LIST

         1.)      Clark Lift Truck  GCX300  U5272X

         2.)      15 ton Elbow Machine "A"

         3.)      15 ton Elbow Machine "B"

         4.)      Gutter machines for production of 6" K style aluminum gutters

         5.)      One Loshbaugh-Jordan 20 ton punch press

         6.)      One Press Rite 15 ton Press

         7.)      One A Downspout Elbow Die
         8.)      One B Downspout Elbow Die

         9.)      One Auto Feeder

         10.)     One E. W. Bliss 32 ton punch press

         11.)     One 5" gutter hanger die
         12.)     One 6" gutter hanger die

         13.)     One air feeder

         14.)     One Bench Master 3 ton press

         15.)     One feeder

         16.)     One Gutter flashing machine

         17.)     One 6" radius band saw
         18.)     One Sears 10" radial saw

         19.)     One 60 gauge 10'6" steel bending brake

         20.)     One Clark 18' lift Clark lift truck

         We also have six gutter machines used for on site production of 5"
                  K-style aluminum gutters.

         Most trucks are equipped with aluminum bending brakes, air compressors and 400 watt electric generators.

                                 EQUIPMENT LIST

STEEL RACKS
STACK MATERIAL 14' HIGH
COVERS 15 THOUSAND SQUARE FEET AREA

1        ROCKWELL CHOP-SAW 200 AMPS
         CUT HEAVY GAUGE ALUMINUM

1        JORDAN ROSHBAUGH
         15 TON PUNCH PRESS

1        "B" ELBOW DYE & BRAKE PARTS

2        POWEREX AIR COMPRESSOR PUMP
         300 LBS PRESSURE

1        ADAMS PRESS RITE #2 PUNCH PRESS
         10 TON

1        "A" ELBOW DYE & BRAKE PARTS

2        SPECIAL BENDING HAND BRAKE

1        REEL FEEDER LITTEL
         CAPACIT 1000 LBS.-ELECTRIC FEED

1        EW BLISS 25 TON PUNCH PRESS

1        POWER FEEDER-BLISS

1        HANGER MACHINE DYE FOR 5" HANGERS

1        HANGER MACHINE DYE FOR 6" HANGERS

1        SPECIAL GEEDER FOR 6" FEED BLISS

1        RAPID AIR FEEDER FOR STRAP MACHINE

1        DYE FOR STRAP MACHINE

1        BENCHMASTER 5 TON


1        AUTOMATIC PUNCH PRESS FEEDER

1        AUTOMATIC FEEDER & ROLLER MACHINE FOR FLASHING BENDING

1        10' BEND HOLDER FOR PARTS OFF FAST FEEDER

1        DAYTON TABLE SAW 10" & 12" ELECTRIC

1        CRAFTSMAN TABLE SAW 10" & 12" ELECTRIC

1        CRAFTSMAN TABLE SAW 10" ELECTRIC

1        ONE SLITTER 25" SLITTING ALUMINUM

1        WRISCO 6' BAND SAW

2        GOULD FERROCHARGER MOTIVE POWERCHARGERS

1        HEAVY DUTY BRAKE 10' DREIS & KRUMP

1        6" GUTTER MAHCINE FORMER & ALL PARTS

1        CLARK FOR LIFT 20" LIFT 3 SECTION

1        BALING PRESS BALING CARDBOARD & ALUMINUM
         ECONOMY BALLER CO.

2        GUTTER MACHINE IN FACTORY KNUNDSON

2        SMALL FEEDERS FOR ALUMINUM

1        DAYTON 35,000 BTU HEADER

1        HAND BENDER FOR ALUMINUM

3        COLEMAN 5000 WATTS GENERATOR

6        GUTTER MACHINES KNUNDSON & WATER TITE

2        60" ALUMINUM LADDERS


                                 EQUIPMENT LIST

COMPUTERS

1)       TANDY 1110 HD                                        1994
         NOTEBOOK COMPUTER
         MODEL #25-3531
         S# 1L19169 12A1

2)       TOSHIBA T100SE                                       1992
         MODEL # PA8003U
         SERIAL # 02156725

3)       COMPAQ CONTURA                                       1994
         AERO 4/25 SERIES 2830
         AERIAL # 190667-009

4)       COMPAQ CONTURA                                       1994
         AERO 4/25 SERIES 2830
         SERIAL # 190667-007

5)       TOSHIBA SATELLITE                                    NOV. 1995
         T190CS1200
         MODEL #PA 1114UV
         SERIAL # 09442612

6)       IBM THINKPAD                                         1996
         TYPE 2619-K25
         SIN78-AF096

PRINTERS

1)       EPSON FX 1170 DOT MATRIX PRINTER

2)       EPSON 1100 LASER PRINTER

3)       EPSON FX 1170 DOT MATRIX PRINTER

4)       EPSON FX 1170 DOT MATRIX PRINTER


PRINTERS (CON'T)


5)       EPSON FX 1170 DOT MATRIX PRINTER

6)       EPSON LASER 1500 PRINTERS

7)       EPSON LASER 1500 PRINTERS

8)       EPSON LASER 1500 PRINTERS

9)       EPSON 1050 DOT MATRIX PRINTER

10)      EPSON 1070 DOT MATRIX PRINTER


BUFFERS

8        -        LINKSYS MEGA BUFFERS


MISCELLANEOUS COMPUTER EQUIPMENT

5        -        MEMO HASP WTIOX 8861 #306

4        -        BELKIN DATA SWITCH BOXES

2        -        SCAN WAND


VEHICLE LIST

1990          OLDSMOBILE                             1GWCU06DZLT301233

1994          DODGE CARAVAN                          2B4FH2531RR610

1990          DODGE CARAVAN                          2B4FK2537LR747718

1993          CHEVY BLAZER                           1GNCT8W7PO127171

                                    Exhibit A

                       NEW EQUIPMENT ADDED IN JANUARY 1997

         1993 GMC Safari EXT, SLE (V.I.N.- 1GKDM19W5PB515808)

         1 work station inside van

         2 power inverters

         3 Toshiba T1900/T1910 laptop computers

         3 Toshiba battery chargers

         3 data protection hasps (#119, #299, #373)

         3 Epson FX 1170 printers

         Extra Epson #8755 ribbons

         1 spare battery for T1910 laptop

         2 Power surge protectors

         2 LinkSys 1 MEG printer buffers

         1 Epson Photo PC color digital camera

         1 Packard Bell computer S#842967103

         1 Packard Bell monitor S#GSMN61247951

         1 Logic LCS 486 computer

         1 KDS monitor

                                   EXHIBIT "A"


         2 Ton Medium Duty GMC Truck
         Finn Corp. Hydroseeder Model T-80
         TIP Sandblaster
         Pace Water Pump
         Century MIG Welder
         Large Capacity Broadcast Spreader
         Misc. Tools, Hoses, Replacement Parts

                             SHEPPARDS GAS FOR LESS

         1- Lotto Machine (State owned)

         2- Heaters

         3- Cigarette Racks

         4- 2 Nozzle Tokien Pumps

         1- 2 Nozzel Rissal Pump

         1- Safe (EPA Complete)

         1- Alarm System

         1- Cash Register

         1- Console

              Miscellaneous Signs

              Miscellaneous Parts

                              SONOMA MANAGEMENT CO.
                                 EQUIPMENT LIST

         1        PACKARD BELL COMPUTER & MONITOR

         1        HEWLETT PACKARD DESKJET 870 CSE COLOR PRINTER

         3        LUCENT PARTNER 18-D TELEPHONES

         1        PEARLCORDER T1000 MICROCASSETTE TRANSCRIBER

         2        MICROCASSETTE TAPE RECORDERS

         4        DESKS

         7        CHAIRS

         1        HEWLETT PACKARD PAVILION COMPUTER

         1        MAGNAVOX SUPER VGA MONITOR

         1        HEWLETT PACKARD DESKJET 600C PRINTER

         1        CANON NP6025 COPIER

                  MISC. FILE CABINETS

                                 PROMISSORY NOTE

$ 1,146,133.00                                              Dated: As of 6-18-98

         FOR VALUE RECEIVED, the undersigned, Fleetmax corp. and Marvin Koenig (the "Maker") hereby promises to pay to the order of Sonoma Holding Corp. (the "Payee") at 33 West Higgins Rd Suite 2010 South Barrington IL or at such other place as the holder hereof may from time to time designate in writing, in lawful money of the United States of America the principal sum of One Million One Hundred Forty Six Thousand One Hundred Thirty Three and 00/100 Dollars ($1,146,133.00) together with interest on the unpaid principal amount hereof from time to time outstanding, at a rate per annum equal to that provided for in
Section 1 below.

1. INTEREST RATE AND TIME OF INTEREST PAYMENTS.

         (a) Until maturity (by acceleration or otherwise), interest at a rate of 8% per annum.

         (b) From maturity (whether by acceleration due to default or otherwise) until the time this Note is paid in full, or after default until the default is cured, this Note shall bear interest on the unpaid principal amount hereof from time to time outstanding at the rate of TEN percent (10%) per annum (the "Default Rate"). Such interest shall be paid on demand.

2. MONTHLY PAYMENTS.

         Maker shall pay to Payee, on 9-1, 1998, and on the sixth day of each calendar month thereafter, through ___________ ____________*, the amount of 4,500.00 ($___________), which payment constitutes both principal and interest. Maker shall have a 30 day grace period on payments due without penalty. *This note shall be Amortized over __________ Balance Due within 5 years Payable in one Lump sum.

3. PREPAYMENT OF PRINCIPAL.

         Maker reserves the privilege to prepay this Note in full or in part at any time without premium or penalty.

4. EVENTS OF DEFAULT AND REMEDIES.

         Any one of the following occurrences shall constitute an "event of default" under this Note:

         (a) The failure by maker to make the payment of principal or any interest due upon this Note as and when the same becomes due and payable in accordance with the terms hereof; or

         (b) The occurrence of any default under this Note other than as described in the preceding clause (a).

         Upon the occurrence of any event of default hereunder: (i) the entire unpaid principal balance of, and any unpaid interest then accrued on, and any other amounts owing under or evidenced by this Note shall, at the option of the holder hereof and without notice or demand of any kind to Maker or any other person, immediately become due and payable, and (ii) the holder hereof shall have and may exercise any and all rights and remedies available to law or in equity. Maker shall pay all attorney fees and costs incurred by Payee in connection with enforcing the terms of this Note.

         The remedies of the holder hereof, as provided herein, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole direction of the holder hereof, and may be exercised as often as occasion therefore shall arise. No act of omission or commission of holder, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same such waiver or release to be effected only through a written document executed by the holder and then only to the extent specifically recited herein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

5. BUSINESS PURPOSE.

         The undersigned represents and agrees that the proceeds of this Note will be used for purposes specified in Paragraph 4 (1) (c) of Section 6404 of Chapter 17 of the Illinois Revised Statutes, and that the indebtedness evidenced hereby constitutes a business loan which comes within the purview of said paragraph 4 (1) (c).

6. RIGHT OF OFFSET

         MAKER SHALL HAVE THE RIGHT TO SET OFF, AGAINST ANY INSTALLMENTS DUE PURSUANT TO THIS NOTE, THE AMOUNT OF ANY CLAIM OR CLAIMS WHICH MAY BE PRESENTED BY A CREDITOR OR CREDITORS OF THE PAYEE N/A, IF ANY, WHO WERE NOT LISTED ON THE TRANSFEROR'S SWORN LIST OF CREDITORS, A COPY OF WHICH IS ATTACHED. PRIOR TO ANY SUCH SET OFF, MAKER SHALL NOTIFY PAYEE THAT SUCH CLAIM HAS BEEN PRESENTED, AND PAYEE SHALL BE AFFORDED THE OPPORTUNITY TO DEFEND ANY CLAIM THAT MAY BE IN DISPUTE.

7. HEADINGS

         The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

8. WAIVER

         Maker, for himself and for his successors, transferees and assigns and all guarantors, endorsers and signers, hereby waives all valuation and appraisement privileges, presentment and demand for payment, protest, notice of protest and nonpayment, dishonor and notice of dishonor, bringing of suit, lack of diligence or delays in collection or enforcement of this Note and notice the intention to accelerate, the release of any party liable, the release of any security for the debt, the taking of any additional security and any other indulgence or forbearance, and are and shall be jointly and severally, directly and primarily, liable for the amount of all sums owing and to be owed hereon, and agree that this Note and any or all payments coming due hereunder may be extended or renewed from time to time without in any way affecting or diminishing its liability hereunder.

9. MISCELLANEOUS

         This Note shall be governed by and construed under the laws of the State of Illinois.

         IN WITNESS WHEREOF, THE UNDERSIGNED HAVE EXECUTED AND DELIVERED THIS NOTE AS OF THE DATE AND YEAR FIRST ABOVE WRITTEN.

/s/ Marvin Koenig                            /s/ Marvin Koenig
---------------------------------            ------------------------------
Fleetmax Corp President                     Marvin Koenig Personally


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